Exhibit 5.1
May 26, 2005

 Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Midland Credit Management, Inc. Executive Nonqualified Excess Plan

Ladies and Gentlemen:

    We have acted as counsel for Encore Capital Group Inc. (the “Company”) in connection with its Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $6,000,000 of Deferred Compensation Obligations that represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of the Midland Credit Management, Inc. Executive Nonqualified Excess Plan, as amended (the “Plan”).

    It is our opinion that when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or general equity principles.

    In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

        (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

        (ii) the accuracy, completeness, and genuineness of all representations and certifications with respect to factual matters, made to us by officers of the Company and public officials; and

        (iii) the accuracy and completeness of Company records.

    The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

    The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ SNELL & WILMER L.L.P.

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